                                                                  EXHIBIT 10.11R

                                    SUBLEASE
1.       PARTIES.
         This Sublease, dated ___________________, 1997 is made between DowElanco ("Sublessor"), and IS 14 Inc. ("Sublessee").

2.       MASTER LEASE

         Sublessor is the lessee under a written lease dated November 23, 1993, wherein QRE Holding, a California Corporation ("Lessor") leased to Sublessor the real property located in the City of Roswell, County of Fulton, State of Georgia, described as 1080 Holcomb Bridge Road - Roswell Summit, Building 100, Suite 135 ("Master Premises"). Said lease is herein referred to as the "Master lease" and is attached hereto as Exhibit "A."

3.       PREMISES.

         Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portion of the Master Premises ("Premises"): Approximately 3,938 square feet, Building 100, Suite 135. The Sublessee agrees to take the premises "As Is"; and that no tenant improvement work is to be performed by QRE Holding Company as the landlord relative to the Sublease.

4.       WARRANTY BY SUBLESSOR.

         Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

5.       TERM.

         The Term of this Sublease shall commence on February 15, 1997, ("Commencement Date"), or when Lessor consents to this Sublease (if such consent is required under the Master Lease), whichever shall last occur, and end on November 30, 1998 , ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease. In the event the Term commences on a date other than the Commencement Date, Sublessor and Sublessee shall execute a memorandum setting forth the actual date of commencement of the Term. Possession of the Premises ("Possession") shall be delivered to Sublessee on the commencement of the Term. If for any reason Sublessor does not deliver Possession to Sublessee on the commencement of the Term, Sublessor shall not be subject to any liability for such failure, the Termination Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but rent shall abate until delivery of Possession. Notwithstanding the foregoing, if Sublessor has not delivered Possession to Sublessee within ten (10) days after the Commencement Date, then at any time thereafter and before delivery of Possession, Sublessee may give written notice to Sublessor of Sublessee's intention to cancel this Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least three (3) days after delivery of said notice to Sublessor. If Sublessor delivers Possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver Possession to Sublessee on or before such effective date, this Sublease shall be canceled, in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation. If Sublessor permits Sublessee to take Possession prior to the commencement of the Term, such early Possession shall not advance the Termination Date and shall be subject to the provisions of this Sublease, including without limitation the payment of rent. In addition the Subtenant has no right to extend the lease term.

6.       RENT.

         6.1 Minimum Rent. Sublessee shall pay to Sublessor as minimum rent, without deduction, setoff, notice, or demand, at Director - Site Operations - DowElanco - 9330 Zionsville Road
                  - Indianapolis, IN 46268 or at such other place as Sublessor shall designate from time to time by notice to Sublessee, the sum of Five Thousand Three Hundred Thirty Two and 71/100 Dollars ($5,332.71) per month, in advance on the first day of each month of the Term. Sublessee shall pay to Sublessor upon execution of this Sublease Five Thousand Three Hundred Thirty Two and 71/100 Dollars ($5,332,71) as rent for March 1997. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial months shall be prorated on a per diem basis. Additional provisions: Rent commencement shall begin March 1, 1997.

7.       SECURITY DEPOSIT.

         Sublessee shall deposit with Sublessor upon execution of this Sublease the sum of Fifteen Thousand Nine Ninety Eight Hundred and 12/100 Dollars ($15,998.12) as security for Sublessee's faithful performance of Sublessee's obligations hereunder ("Security Deposit"). If Sublessor fails to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within ten (10) days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublessor assigns its interest in this Sublease, Sublessor shall deliver to its assignee so much of the Security Deposit as is then held by Sublessor within (10) days after the Term has expired, or Sublessee has vacated the Premises, or any final adjustment pursuant to Subsection 6.2 hereof has been made, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit or so much thereof as had not theretofore been applied by Sublessor, shall be applied to the last two months of the term, if any, of Sublessee's interest hereunder.

8.       USE OF PREMISES.

         The Premises shall be used and occupied only for general office purpose, and for no other use or purpose.

9.       ASSIGNMENT AND SUBLETTING.

         Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor which consent shall not be unreasonably withheld (and the consent of Lessor, if such is required under the term of the Master Lease).

10.      OTHER PROVISIONS OF SUBLEASE.

         All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Premises the Master Premises, except for the following: None*. Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

*Except as specifically set forth within this sublease, this sublease is not to be construed as an amendment to the Lease Agreement in any report.


11.      ATTORNEYS' FEES.

         If Sublessor, Sublessee, or Broker shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

12.      AGENCY DISCLOSURE:

         Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except: CB COMMERCIAL REAL ESTATE GROUP, INC., who represents the Sublessor and Richard Bowers & Co. who represents Sublessee. In the event that CB COMMERCIAL REAL ESTATE GROUP, INC. represents both Sublessor and Sublessee, Sublessor and Sublessee hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.

13.      COMMISSION.

         Upon execution of this Sublease, and consent thereto by Lessor (if such is under the terms of the Master Lease), Sublessor shall pay Broker a real estate brokerage commission in accordance with Sublessor's contract with Broker for the subleasing of the Premises, if any, and otherwise in the amount of Nine Thousand Eight Hundred Twenty Nine and 96/100 Dollars ($9,829.96), for services rendered in effecting this Sublease. Broker is hereby made a third party beneficiary of this Sublease for the purpose of enforcing its right to said commission.

14.      NOTICES.

         All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be sent by United States Mail, postage prepaid, addressed to the Sublessee at the Premises, and to the address hereinbelow, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent by United States Mail, postage prepaid, addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee. Copies of any notices that are sent between the Sublessor and Sublessee should be sent to QRE Holding Company as the Landlord.

         To Sublessor: Director-Site Operations-DowElanco-9330-Zionsville Road-Indianapolis, IN 46268

         To Sublessee: 1700 Westlake Avenue North, Suite 400, Seattle, Washington 98109

15.      CONSENT BY LESSOR.

         THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY VIA A LETTER BY THE LESSOR. (DATED ________________).

16.      COMPLIANCE.

         The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act and The Americans With Disabilities Act.

         Sublessor:   DOWELANCO                 Sublessee:  IS 14, INC.
                   -----------------------                ----------------------

         By: /s/ Douglas C. Vawter              By: /s/ James W. Brown
            ------------------------------         -----------------------------

         Title: Director Site Operations        Title: President
               ---------------------------            --------------------------

         Date: 2/14/97                          Date: 2/14/97
              ----------------------------           ---------------------------


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

                          LESSOR'S CONSENT TO SUBLEASE

The undersigned ("Lessor), lessor under the Master Lease, hereby consents to the foregoing Sublease without waiver of any restriction in the Master Lease concerning assignment or subletting. Lessor certifies that, as of the date of a execution hereof, Sublessor is not in default or breach of any of the provisions of the Master Lease, and that the Master Lease has not been amended or modified except as expressly set forth in the foregoing Sublease.

Lessor:   QRE HOLDING COMPANY, A CALIFORNIA CORPORATION
       -------------------------------------------------

By:
   -----------------------------------------------------

Title:
      --------------------------------------------------


By:
   -----------------------------------------------------

Title:
      --------------------------------------------------

Date:
     ---------------------------------------------------

--------------------------------------------------------------------------------
CONSULT YOUR ADVISORS - This document has been prepared for approval by your attorney. No representation or recommendation is made by Broker as to the legal sufficiency or tax consequences of this document or the transaction to which it relates. These are questions for your attorney.

In any real estate transaction, it is recommended that you consult with a professional, such as a civil engineer, industrial hygienist or other person, with experience in evaluating the condition of the property, including the possible presence of asbestos, hazardous materials and underground storage tanks.
--------------------------------------------------------------------------------



SPECIAL STIPULATIONS

Sublessor agrees to sell Sublessee the three (3) existing work stations for $550.00 each. These work stations will become the property of the Sublessee at the end of the lease term.


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

                                    EXHIBIT A


                                 LEASE AGREEMENT
                           ROSWELL SUMMIT OFFICE PARK

                                TABLE OF CONTENTS

                  ITEM                                                                                PAGE
                  ----                                                                                ----

       1.         Lease Data and Exhibits                                                                1
       2.         Premises                                                                               2
       3.         Commencement - Expiration Dates                                                        2
       4.         Rent                                                                                   3
       5.         Security Deposit                                                                       3
       6.         Uses                                                                                   3
       7.         Services and Utilities                                                                 3
       8.         Cost of Services and Utilities                                                         5
       9.         Real Property Taxes                                                                    7
      10.         Improvements                                                                           7
      11.         Care of Premises                                                                       7
      12.         Acceptance of Premises                                                                 7
      13.         Special Improvements                                                                   7
      14.         Access                                                                                 8
      15.         Damage or Destruction                                                                  8
      16.         Waiver of Subrogation                                                                  8
      17.         Indemnification and Liability Insurance                                                9
      18.         Assignment and Subletting                                                             10
      19.         Advertising                                                                           11
      20.         Liens and Insolvency                                                                  11
      21.         Defaults                                                                              11
      22.         Quiet Enjoyment                                                                       12
      23.         Priority                                                                              12
      24.         Surrender of Possession                                                               12
      25.         Removal of Property                                                                   12
      26.         Non-Waiver                                                                            12
      27.         Holdover                                                                              12
      28.         Condemnation                                                                          13
      29.         Notices                                                                               13
      30.         Costs and Attorney's Fees                                                             14
      31.         Landlord's Liability                                                                  14
      32.         Waiver of Jury Trial                                                                  14
      33.         Estoppel Certificates                                                                 14
      34.         Transfer of Landlord's Interest                                                       15
      35.         Right to Perform                                                                      15
      36.         Substituted Premises                                                                  15
      37.         Exculpation of Landlord                                                               15
      38.         Hazardous Waste                                                                       15
      39.         ADA                                                                                   16
      40.         General                                                                               16
      41.         Signature Blocks                                                                      19
                  Exhibit "A" - Floorplan
                  Exhibit "B" - Special Stipulations

                                 LEASE AGREEMENT

                           ROSWELL SUMMIT OFFICE PARK

         THIS LEASE (the "Lease") made this 23rd day of November, 1993, between THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK ("Landlord"), and DOWELANCO ("Tenant").

         As parties thereto, Landlord and Tenant agree that the following terms as used herein shall have the meanings provided in this Section 1, unless otherwise specifically modified by provisions of this Lease:

1.       LEASE DATA AND EXHIBITS:

         1.1 Office Park: ("Park), known as Roswell Summit park situated on the real property located at 1080 Holcomb Bridge Road, Roswell, Georgia 30076.

         1.2 Premises: Consisting of that area in Building 100 (the "Building), on the first floor and known as Suite 135 as outlined on Exhibit A.

         1.3 Agreed Areas: As used in this Lease, Landlord and Tenant agree to the following areas and percentage:

         Total rentable area of the Building         63- 286 s.f.
         Area of Tenant's Premises                   3,516 s.f.
         Tenant prorated share of common area        422 s.f.
         Tenant total rentable area                  3,938 s.f.
         Tenant percentage of the Building           6.22 % *

         * This percentage shall not vary with the occupancy of the Building.


         1.4      Leasehold Improvement Plan Date: September 15, 1993

         1.5 Lease Commencement Date: December 1, 1993 or such earlier or later date as provided In Section 3 hereof ("Commencement Date").

         1.6      Expiration Date: November 30, 1998

         1.7 Rent: Rent shall be $4,577.93 per month, which is $54,935.16 per year ("Base Rent"). This Base Rental shall increase in the second year and each subsequent year by three percent (3%) compounded annually. Said increases shall be paid on a monthly basis beginning with the first month of the second year, and continue for each succeeding year of this Lease. Tenant has paid to Landlord on the date hereof $4,577.93 to be applied to the first full month's rent payable plus any prorated month which is applicable.

         1.8      Notices and Payment Address:

                  Tenant:          DowElanco
                                   9330 Zionsville Road
                                   Indianapolis, IN 46268
                                   ATTN: Director, Site Operations

                  Landlord:        The Mutual Life Insurance Company of New York
                                   5775-E Glenridge Drive
                                   Suite 100
                                   Atlanta, GA 30328
                                   ATTN: Regional Vice President

                  With a copy of all notices to:

                                   ARES
                                   5775-B Glenridge Drive
                                   Suite 220
                                   Atlanta, GA 30328
                                   ATTN: Vice President

         1.9 Exhibits: The following exhibits and riders are made apart of this Lease:

                  Exhibit A - Floor plan of Premises
                  Exhibit B - Special Stipulations

2. PREMISES: Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, upon the terms and conditions herein set forth, the Premises described in Section 1.2 hereof and as more particularly shown on Exhibit A attached hereto and Incorporated herein.

3.       COMMENCEMENT - EXPIRATION DATES:

                  3.1 Lease Commencement Date: The Lease Commencement Date shall be:

                  3.1.1 The date specified in Section 1.5 unless notice is delivered pursuant to Subsection 3.1.2 or unless Tenant occupies earlier, pursuant to Subsection 3.1.3.

                  3.1.2 Such earlier or later date as may be specified in a notice delivered to Tenant at least thirty (30) days before such date upon which the Premises, together with the common facilities for access and service thereto, have been completed; or

                  3.1.3 If Tenant shall occupy the Premises for Permitted Uses prior to the date specified In Subsection 1.5 or in the notice provided under Subsection 3.1.2, the date of such early occupancy.

         3.2 Tenant Obligations: If Tenant's improvements are not completed on the Lease Commencement Date specified in Section 1.5 or as provided in Subsection 3.1.2 above, whichever is applicable, due to the failure of Tenant to fulfill any obligation pursuant to the terms of this Lease or any Exhibit thereto, including without limitation Tenant's failure to comply with the Plan Delivery Date described in section 1.4, the Lease shall be deemed to have commenced upon the Lease Commencement Date specified in Section 1.5 or as provided in Subsection
                  3.1.2 above, as applicable.

         3.3 Tenant's Termination Rights: In the event a Lease Commencement Date as provided in Subsection 3.1.2 above does not occur within sixty (60) days following the Lease Commencement Date specified in Section 1.5. Tenant may terminate this Lease by written notice; provided, however, that such period may at Landlord's sole option be extended by any period, not to exceed one (1) year from the Lease Commencement Date specified in Section 1.5 for delays due to casualties, acts of God, strikes, shortages of labor or materials or other causes beyond the reasonable control of Landlord. If the Lease Commencement Date has not occurred within such extension period, this Lease shall be deemed null and void and all rights and obligations of the parties shall terminate. Termination under this Subsection 3.3 shall be Tenant's sole remedy and Tenant shall have no other rights or claims hereunder at law or in equity.

         3.4 Confirmation of Commencement Date: When a Lease Commencement Date as provided in Subsection 3.1.2 and 3.1.3 above has been established as a later or earlier date than the Lease Commencement Date provided in Section 1.5 hereof, Landlord shall confirm the same to Tenant in writing.

         3.5 Expiration Date: The Lease shall expire on the date specified in Section 1.6, except that such date may be extended if an occupancy later than specified in Section 1.5 occurs and is confirmed per Section 3.4

4. RENT: Tenant shall pay Landlord the rental stated in Section 1.7 hereof ("Base Rent") and Additional Rent as provided in Sections 8 and 9 and any other additional payments under this Lease without deduction or offset, payable in lawful money in the United States in advance on or before the first day of each month to Landlord at the address noted in
         Section 1.8 hereof, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Rent for any partial month at the beginning or end of the Lease term shall be prorated.

5. SECURITY DEPOSIT: As security for the full and faithful performance of every covenant or condition of this Lease to be performed by Tenant, Tenant has paid to Landlord the Security Deposit of -0- , receipt of which is hereby acknowledged. If Tenant shall default with respect to any covenant or condition of this Lease, including but not limited to the payment of Rent, Additional Rent or any other payment due under this Lease, Landlord may apply all or part of the Security Deposit to the payment of any sum in default or any other sum which Landlord may be required to spend or incur by reason of Tenant's default, or any other sum which Landlord may in its reasonable discretion deem necessary to spend or incur by reason of Tenant's default. In such event, Tenant shall upon demand deposit with Landlord the amount so applied to replenish said Security Deposit. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, but not otherwise, the amount of the Security Deposit then held by Landlord shall be repaid to Tenant within thirty (30) days after the expiration or termination of this Lease. In the event of Tenant's default, Landlord's right to retain the Security Deposit shall be deemed to be in addition to any and all other rights and remedies at law or in equity available to Landlord for Tenant's default under this Lease. Landlord may, in the event the Security Deposit is depleted, at Landlord's discretion, apply any unpaid rent received at the time of the execution of the Lease for the purposes of the deposit.

6. USES. The premises are to be used only for general office purposes ("Permitted Uses"), and for no other business or other purposes without the written consent of Landlord. No act shall be done by Tenant or Landlord in or about the Premises that is unlawful or that will increase the existing rate of insurance on the Building. Tenant or Landlord shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act or thing which disturbs the quite enjoyment of any other tenant in the Building. Tenant shall not, without the written consent of Landlord, use any apparatus, machinery or device in or about the Premises which will cause any substantial noise or vibration. If any of Tenant's office machines and equipment should disturb the quite enjoyment of any other Tenant in the Building, then Tenant shall provide adequate insulation, or take such other action as may be necessary to eliminate the disturbance. Tenant shall comply with all laws relating to its use or occupancy of the premises and shall observe such reasonable rules and regulations as may be adopted and made available to Tenant by Landlord from time to time for the safety, care and cleanliness of the Premises and/or the Building, and for the preservation of good order therein.

7.       SERVICES AND UTILITIES:

         7.1 Duty of Landlord: As long as Tenant is not in default under any of the provisions of this Lease, Landlord shall maintain or cause to be maintained the Premises and the public and common areas of the Park, such as lobbies, elevators, stairs, corridors, and restrooms, in reasonably good order and condition except for damage occasioned by any act or omission of Tenant, the repair of which damage shall be paid for by Tenant.

         7.2 Hours of Service: From 8:00 a.m. to 6:00 p.m. on weekdays ("Normal Business Hours") and 8:00 a.m. to 1:00 p.m. on Saturday ("Saturday Mornings") (excluding legal holidays), Landlord shall furnish the Premises with electricity for lighting and operation of low power usage office machines, water, heat and air-conditioning, and elevator service.

         7.3 Additional Services: During all other hours, Landlord shall furnish such service except for heat and air-conditioning. If requested by Tenant, the Landlord shall furnish heat and air-conditioning at times other than Normal Business Hours and Saturday Mornings and the cost of such services as established by Landlord shall be paid by Tenant as additional payment, payable as provided in Section 4.

                  Landlord shall also provide light replacement service for landlord-furnished lights, toilet room supplies, window washing at reasonable intervals, and customary building janitorial service five days per week, Monday through Friday. No janitorial service shall be provided Saturdays, Sundays, or legal holidays. The cost of any janitorial service or other types of services provided or caused to be provided by Landlord to Tenant which are in addition to the services ordinarily provided Park Tenants shall be paid in the manner provided for payment of Rent in Section 4 of this Lease.

         7.4 Disclaimer. Landlord shall not be liable for any loss, injury or damage to property caused by or resulting from any violation, interruption, or failure of such services due to any cause whatsoever or from failure to make any repairs or perform any maintenance. No temporary interruption or failure of such services incident to making of repairs, alterations, or improvements, or due to accident, strike, or conditions or events beyond Landlord's reasonable control shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant's obligations hereunder.

         7.5 Heat Producing Equipment: Tenant shall not install any equipment or lights in the Premises which will utilize electrical service or generate an amount of heat in excess of that typically used or found in a normal business office use of the Premises with small business machines, except as provided to the contrary in Special Stipulations. In the event Tenant utilizes electrical current in excess of the amount typically utilized as aforesaid or installs equipment which generates heat in excess of the amount typically found as aforesaid, then the Landlord shall have the right to charge Tenant as additional rent a reasonable sum as reimbursement for the direct costs of such additional use or service necessary by reason of Tenant's use. In the event of a disagreement as to the reasonableness of that amount of such additional rent, the opinion of a qualified local independent engineer mutually selected by the Landlord and Tenant shall be binding upon Landlord and Tenant.

         7.6 Additional Rent: In addition, Tenant shall in advance, on the first day of each month during the Lease Term, pay Landlord the reasonable amount estimated by Landlord as the cost of furnishing electricity directly relating to the leased premises for the operation of such high power usage equipment and for the reasonable amount estimated by Landlord as the cost of operation and maintenance of supplementary air-conditioning units as necessitated by Tenant's use of equipment which generates an undue amount of heat. The Rent stated in Section 1,7 hereof does not include any amount to cover the cost of furnishing electricity or such additional air-conditioning for such purposes unless so stated therein, and such costs shall be paid by Tenant in the manner provided for payment of Rent in Section 4 of this Lease. Upon ten (10) days written notice to Tenant of estimated cost and Tenant's payment to Landlord of such cost, Landlord shall install and operate at Tenant's cost a monitoring metering system In the Premises to measure the added demands electricity, heating, ventilation, and air-conditioning systems resulting from Tenant's heat generating high power equipment usage, and after-hours service requirements. In the event of non-payment of additional payments due from Tenant for any of the above described additional services, Landlord shall have the same rights with respect to such non-payment as it has with respect to the non-payment of Rent hereunder.

8.       COST OF SERVICES AND UTILITIES:

         8.1      Definitional Terms: In addition to the Rent provided in
                  Section 1.7 of this Lease, Tenant shall pay to Landlord increases under this Paragraph 7 as "Additional Rent". These increases shall be made as provided herein, utilizing the following definitions:

                  8.1.1.1 "Cost of Utilities" shall mean all expenses paid or incurred by Landlord for electricity, water, gas, sewers, and similar utilities, including any surcharge imposed for these services.

                  8.1.1.2 "Other Operational Costs" shall mean all other expenses paid or incurred by Landlord for maintaining, operating and repairing the Building and the personal property used in conjunction therewith, including, without limitation, the costs of refuse collection, supplies, janitorial and cleaning services, window washing, landscape maintenance, seasonal plantings, services of independent contractors, compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with the operation, maintenance and repair of the Building, its equipment and the Land upon which it is situated, insurance premiums, licenses, permits and inspection fees, customary management fees and accounting expenses, real property taxes, and any other expense or charge whether or not hereinbefore described which in accordance with generally accepted accounting and management practices would be considered an expense of maintaining, operating or repairing the Buildings.

                           8.1.1.2.1 Depreciation or amortization of costs
                                     required to be capitalized in accordance with generally accepted accounting practices(except Operating Costs shall include amortization of capital improvements made subsequent to the initial development of the building which are designed that actually improve the operating efficiency of the Building, provided that such amortization costs shall not exceed expected savings In Operating Costs resulting from such capital improvements). Any excess shall be included as an operating expense under 8.1.1.2.

                  8.1.2 "Calendar Lease Year" shall mean a twelve (12) month period beginning January 1 and ending December 31. 'Partial Lease Year' shall mean any other period of time other than a full calendar year.

                  8.1.3 "Actual Costs" shall mean the actual expenses paid or incurred by Landlord for Operating costs during any Calendar Lease Year of the term hereof.

                  8.1.4 "Estimated Cost Allocable to the Premises" shall mean Landlord's estimate of cost allocable to the Premises for the following Calendar Lease Year to be given by Landlord to Tenant pursuant to Section 8.3 below.

         8.2 Base Amount: The base operating costs allocable to the Tenant's premises shall be the 1994 Actual Costs.

8.3 Additional Rent for Increases in Cost: Thirty (30) days prior to the commencement of each Calendar lease year (excluding the first Lease
         Year) during the term hereof, Landlord shall furnish Tenant a written statement of the Estimated Cost Allocable to the Premises for such Calendar Lease Year, and a calculation of the Additional Rent as follows: One-twelfth (1/12) of the amount, if any, by which such amount exceeds the Base Amount shall be Additional Rent payable by Tenant as provided In Section 4 for each month during such Calendar Lease Year. If at any time or times during such Calendar Lease Year, it appears to Landlord that the Estimated or Actual Cost Allocable to the Premises will vary from Landlord's estimate by more than five percent (5%) on an annualized basis, Landlord may, by written notice to Tenant, revise its estimate for such Calendar Lease Year and Additional Rent payments by Tenant for such Calendar Lease Year shall be based on such revised estimate.

8.4 Actual Costs: Within ninety (90) days after the close of each Calendar Lease Year during the term thereof, or as soon thereafter as practical, Landlord shall deliver to Tenant a written statement setting forth the Actual Costs allocable to the Premises during the preceding Calendar lease Year. If such costs for any Calendar Lease Year exceed Estimated Costs Allocable to the Premises paid by Tenant to Landlord pursuant to the preceding Section 8.3, then the amount of such overpayment by Tenant shall be credited by Landlord to the next month's Rent payable by Tenant.

8.5 Determinations: The determination of Actual Costs and Estimated Costs shall be made by Landlord to most accurately reflect operating costs pertaining to the Tenant's premises.

8.6 End of Term: If this Lease shall terminate on a day other than the last day of a Year, the amount of any adjustment between Estimated Costs Allocable to the Premises with respect to the Year in which such termination occurs shall be prorated on the basis which the number of days from the commencement of such Year in which such termination occurs to and Including such termination date bears to 365; and any amount payable by Landlord to Tenant or Tenant to Landlord with respect to such adjustment shall be payable within thirty (30) days after delivery by Landlord to Tenant of the statement of Actual Cost allocable to the Premises with respect to such Partial Year.

8.7 Further Adjustment: In the event the average occupancy level of the Building in any Lease Year was not ninety-five percent (95%) or more of full occupancy, then in making the calculations in 8.3 and 8.4 the Estimated Costs and Actual Costs for such year shall be proportioned among the Tenants by the Landlord to reflect those costs which would have occurred had the Building been ninety-five percent (95%) occupied during such year.

8.8 Base Year: Notwithstanding anything to the contrary in this Section 8 or in Section 9, the Rent payable by Tenant shall in no event be less than the Rent specified in Section 1.7 of this Lease.

8.9 Non-Payment of Additional Rent: In the event of non-payment of the Additional Rent hereunder, Landlord shall have the same rights with respect to such non-payment of Rent hereunder.

9.       REAL PROPERTY TAXES:

         9.1 "Real Property Taxes": under subsection 8.1.1.2 shall mean taxes on real property described in Paragraph 2 above and personal property (including all tenant Improvements which are paid for by Landlord and not reimbursed by Tenant) which are assessed as real property and have not been paid by Tenant directly to the taxing authority; charges and assessments levied with respect to the Land, the Building, any improvements, fixtures and equipment, and all other property of Landlord, real or personal, used directly in the operation of the Building and located in or on the Building; and any taxes levied or assessed in addition to or personal property taxes, or any other tax upon leasing of the Building or rents paid or collected, but not including any federal or state income tax or franchise tax.

         9.2      Taxes on Improvements Paid for by Tenant and Not Reimbursed by
                  Landlord: Tenant shall pay, prior to delinquency, all personal property taxes with respect to all property of Tenant located on the Premises or the Building. As used in this Section 9.2 and Section 15.4, "Property of Tenant" Includes improvements which are paid for by Tenant and not reimbursed by Landlord (and improvements originally paid for by Landlord, the costs of which are reimbursed by Tenant). In the event property of Tenant is assessed as real property, Tenant shall pay the taxes thereon as Additional Rent.

10. IMPROVEMENTS: Upon expiration or sooner termination of this Lease, all improvements and additions to the Premises, except Tenant's trade fixtures, shall be deemed property of Landlord.

11. CARE OF PREMISES: Tenant shall take good care of the Premises. Tenant shall not make any alterations, additions or improvements in or to the Premises, or make changes to locks on doors, or add, disturb or in any way change any plumbing or wiring without first obtaining the written consent of Landlord and, where appropriate, such work will be performed in accordance with plans and specifications approved by Landlord. All damages or injury done to the Premises or Park by Tenant or by any person who may be in or upon the Premises or Park with the express or implied consent of Tenant, including but not limited to cracking or breaking of glass of any windows and doors, shall be paid for by Tenant and Tenant shall pay for all damage to the contractors, agents, invitees, licensees, or employees. All normal repairs necessary to maintain the Premises in a tenantable condition shall be done by or under the direction of Landlord and at Landlord's expense except as otherwise provided herein. Landlord shall be the sole judge as to what repairs are necessary.

12. ACCEPTANCE OF PREMISES: If this Lease shall be entered into prior to the completion of construction of the Building or completion of Tenant Improvements in the Premises to be occupied by Tenant, the acceptance of the Premises by Tenant shall be deferred until receipt by the Tenant of a Certificate of Occupancy certifying that the Tenant's portion of the Building Is ready for occupancy. Within five (5) days after receipt of such notice, Tenant shall make such inspection of the Premises as Tenant deems appropriate and, except as otherwise notified by Tenant In writing to Landlord within such period, Tenant shall be deemed to have accepted the Premises in their then condition. If, as a result of such inspection, Tenant discovers minor deviations or variations from the plans and specifications for Tenant's improvements of a nature commonly found on a "punch list" (as that term is used in the construction industry), Tenant shall promptly notify Landlord of such deviations. The existence of such punch list items shall not postpone the Commencement Date of this Lease nor the obligation of Tenant to pay Rent.

13. SPECIAL IMPROVEMENTS: Tenant shall reimburse Landlord for Landlord's cost of making all special improvements requested by Tenant, including but not limited to counters, partitioning, electrical and telephone outlets and plumbing connections other than as shown on Exhibit A or other attachments hereto as being furnished by Landlord; provided, however, Tenant shall not be obligated to pay for the cost of any special improvements made without a written request to Tenant by Landlord.

14. ACCESS: Tenant shall permit Landlord and its agents to enter into and upon the Premises at all reasonable times for the purpose of inspecting the Premises or for the purpose of cleaning, repairing, altering or improving the Premises or the Park. Nothing contained in this Section 14 shall be deemed to impose any obligation upon the Landlord not expressly stated elsewhere in this Lease. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or release of Tenant from the duty of observing and performing any of the provisions of this Lease. Provided, however, that such interference is such as to cause the premises to be untenantable and such interference continues for a period of more than fifteen (15) consecutive business days, then rent shall abate beginning on the fifteenth (15th) day. Landlord shall have the right to enter the Premises with prior written notice for the purpose of showing the Premises to prospective tenants within the period of 180 days prior to the expiration or sooner termination of the lease term.

15.      DAMAGE OR DESTRUCTION:

         15.1 Damage Repair: If the Premises shall be destroyed or rendered untenantable, (either wholly or in part) by fire or other casualty, Landlord may, at its option, restore the Premises to their previous condition, and in the meantime the monthly Rent shall be abated I n the same proportion as the untenantable portion of the Premises bears to the whole thereof, and this Lease shall continue in full force and effect. If the damage is due directly or indirectly, to the willful misconduct of Tenant, or its officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors, there shall be no abatement of Rent except to the extent Landlord receives proceeds from any applicable insurance policy to compensate Landlord for loss of Rent.

         15.2 Termination for Material or Uninsured Damages: If the Building shall be destroyed or damaged by fire or other casualty insured against under Landlord's fire and extended coverage insurance policy to the extent that more than ten percent (10%) thereof is rendered untenantable or in the case the Building shall be materially destroyed or damaged by any other casualty other than those covered by such Insurance policy, notwithstanding that the Tenant Premises may be unaffected directly by such destruction or damage, Landlord may at its election, with prior written consent of any first mortgagee, terminate this Lease by notice In writing to Tenant within sixty (60) days after such destruction or damage. Such notice shall be effective thirty (30) days after receipt thereof by Tenant.

         15.3     Business Interruption: Other than rental abatement provided in
                  Section 15.1 no damages, compensation or claim shall be payable by Landlord for inconvenience or loss of business arising from interruption of business, repair or restoration of the Building or Premises. Landlord shall use its best efforts to effect repairs and restoration In a prompt manner.

         15.4 Insurance: Landlord shall at all times during the term of this Lease carry a policy of commercial general liability insurance coverage.

16. WAIVER OF SUBROGATION: Whether the loss or damage is due to the negligence of either Landlord or Tenant, their agents or employees or any other cause, Landlord and Tenant to each herewith and hereby release and relieve the other, their agents or employees, from responsibility for, and waive their entire claim of recovery for (I) any loss or damage to the real or personal property of either located anywhere in the Park, Including the Buildings themselves, arising out of or Incident to the occurrence of any of the perils which are covered by their respective fire Insurance policies, with extended coverage endorsements, or (II) loss resulting from business Interruption at the Premises or loss of rental income from the Park, arising out of or Incident to the occurrence of any of the perils which may be covered by the business interruption insurance policy and by the loss of rental Income insurance policy held by Landlord or Tenant. Each party shall cause its Insurance carriers to consent to such waiver of all rights of subrogation against the other party. Notwithstanding the foregoing, no such release shall be effective unless the aforesaid insurance policy or policies shall expressly permit such a release or contain a waiver of the carrier's right to be subrogated.

17.      INDEMNIFICATION AND TENANT'S INSURANCE:

         17.1     Indemnification and Hold Harmless:

                  (a) Tenant and Landlord hereby indemnify and hold each other harmless from and against any injury, expense, damage, liability or claim, imposed on Landlord or Tenant by any person whomsoever, whether due to damage to the Premises, claims for injuries to the person or property of any other tenant of the Building or of any other person in or about the Building or the Property for any purpose whatsoever, or administrative or criminal action by a governmental authority, if such injury, expense, damage, liability or claim results either directly or indirectly from the act, omission, negligence, misconduct or breach of any provisions of this Lease by Tenant or Landlord, the agents, servants, or employees of Tenant or Landlord, or any other person entering in the Building or upon the Premises under express or implied invitation or consent of Tenant or Landlord.

         17.2 Tenant's Insurance: Tenant shall carry (at its sole expense during the Term) (I) fire and extended coverage insurance insuring Tenant's Improvements to the Premises and any and all furniture, equipment, supplies, contents and other property owned, leased, held or possessed by Tenant and contained therein, such insurance coverage to be in an amount equal to the full replacement value of such improvements and property, as such may increase from time to time; (ii) worker's compensation insurance as required by the laws of the State of Georgia; and (iii) commercial general liability coverage on an occurrence basis for injury to or death of a person or persons and for damage to property occasioned by or arising out of the condition, use, or occupancy of the Premises, or other portions of the Building or Property, including contractual liability and such other coverages and endorsements as are reasonably required by Landlord, such policy to have a combined single limit of not less than Three Million and no/100 Dollars ($3,000,000) for any bodily injury or property damage occurring as a result of or in connection with the above. Landlord and Landlord's property manager shall be named additional insureds on the policies required hereunder and such policies shall provide that the coverage thereunder is primary to, and not contributing with, any policy carried by any such additional insured. Tenant shall have included in all policies of insurance respectively obtained by it with respect to the Building or Premises a waiver by the Insurer of all right of subrogation against the Landlord in connection with any loss or damage thereby insured against, and Landlord shall have included in all property insurance policies required to be maintained by Landlord under this lease a waiver by the insurer of all right of subrogation against the Tenant in connection with any loss or damage thereby insured against. To the full extent permitted by law, Landlord as to its property insurance policies and Tenant as to all its policies, each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage results from a cause covered by valid and collectible insurance in effect at the time of such loss or damage; provided however, that the foregoing release by each party is conditioned upon the other party's carrying insurance with the above described waiver of subrogation to the extent required above, and if such coverage is not obtained or maintained by either party, then the other party's foregoing release shall be deemed to be rescinded until such waiver is either obtained or reinstated. All said insurance policies shall be carried with companies licensed to do business in the State of Georgia reasonably satisfactory to Landlord having. a Best's Rating of A XII or better and shall be noncancellable and nonamendable except after thirty (30) days written notice to Landlord. At Landlord's request, duly executed certificates of such insurance shall be delivered to Landlord prior to the Commencement Date and at least thirty
                  (30) days prior to the expiration of each respective policy term. Landlord shall have the right to periodically review the coverages required hereunder and in the event Landlord deems It reasonably necessary to require additional coverage resulting from inflation or from increases in jury verdicts or other economic conditions in the jurisdiction where the Property is located, Tenant shall obtain the coverage requested by Landlord. Notwithstanding any other provisions in this Lease to the contrary, Tenant shall have the right to self-assume or obtain insurance from an insurance company that is a wholly owned subsidiary of one (1) of the two (2) general partners of the Tenant which insurance company must have a Best's Rating of A XII or better, for all or a portion of the risk which Tenant is required to provide insurance coverage under this Lease. In the event Tenant self-assumes the risk, it will be responsible for all losses and liabilities to the same extent as if valid and collectible insurance were in effect. The foregoing provision concerning the right to self-assume shall only apply to the Tenant as of the date of this Lease, and to no successors and/or assigns unless consented to by Landlord in its sole discretion.

18.      ASSIGNMENT AND SUBLETTING:

         18.1 Assignment of Sublease: Except to a wholly owned subsidiary or affiliate of Tenant, Tenant shall not sell, assign, mortgage or transfer this Lease, sublet the Premises or any part thereof or allow any transfer by operation of law. Tenant shall, by written notice, advise Landlord of its desire from, on and after a stated date (which shall not be less than thirty (30) days nor more than sixty (60) days after the date of Tenant's notice) to sublet any part or all of the Premises for any part of the term hereof, and, in such event, Landlord shall have the right, to be exercised by giving written notice to Tenant twenty (20) days after receipt of Tenant's notice) to terminate this Lease as to the portion of the Premises therein described as of the date stated in Tenant's notice. Such notice by Tenant shall state the name and address of the proposed subtenant, and Tenant shall deliver to Landlord a true and complete copy of the proposed sublease with said notice. If said notice shall specify all of the Premises, and Landlord shall give said termination notice with respect thereto, this Lease shall terminate on the date stated in Tenant's notice. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the rental (as determined in paragraph 4) and taxes (as determined in paragraph 9) shall be adjusted on a pro rata basis to the number of square feet retained by Tenant and this Lease as so amended shall continue thereafter in full force and effect. If Landlord, upon receiving said notice by Tenant with respect to any of the Premises, shall not exercise its right to terminate, Landlord will not withhold unreasonably its consent to Tenant's subletting the Premises specific in said notice provided that all Increases in rent under a sublease shall be paid to Landlord.

         18.2 Sublease Obligations. Any subletting hereunder by Tenant shall not result in Tenant being released or discharged from any liability under this Lease. As a condition to Landlord's prior written consent as provided for in this paragraph, the subtenant or subtenants shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease and Tenant shall deliver to Landlord, promptly after execution, an executed copy of each sublease and an agreement of said compliance by each subtenant.

         18.3 Void Assignment or Subletting: Any sale, assignment, mortgage, or transfer of the Lease or subletting which does not comply with the provisions of this paragraph shall be void.

19. ADVERTISING: Tenant shall not inscribe any inscription, or post, place, or in any manner display any sign, graphics, notice, picture, placard or poster, or any advertising matter whatsoever, anywhere in or about the Premises or the Park at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside Tenant's occupied area or at the entrance to Premises without first obtaining landlord's written consent thereto, such consent to be at Landlord's sole discretion. Any such consent by Landlord shall be upon the understanding and condition that Tenant will remove the same at the expiration or sooner termination of this Lease and Tenant shall repair any damage to the Premises or the Park caused thereby.

20. LIENS AND INSOLVENCY: Tenant shall keep the Premises and the Park free from any liens arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant, and Tenant indemnifies and holds Landlord harmless from any liability for such liens, including without limitation, liens arising from work performed pursuant to Exhibit "A'. If Tenant becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver or assignee or other liquidating officer is appointed for the business of Tenant, then Landlord may terminate this Lease and Tenant's right of possession under this Lease at Landlord's option and In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

21. DEFAULTS: Time is the essence hereof, and it shall be deemed a default if Tenant shall violate or breach or fail to keep or perform any covenant, agreement term or condition of this Lease including without limitation Tenant's obligation to make any and all payments due under this Lease, whether or not such payments are defined as Rent or Additional Rent, and if such default or violation shall continue or shall not be remedied within at least ten (10) days (or, if no default in the Rent, Additional Rent or any other payments due hereunder Is involved, within twenty (20) days) after notice in writing thereof is given by Landlord to Tenant, specifying the matter claimed to be In default, Landlord, at its option, may Immediately declare this Lease terminated, and all Tenant's rights hereunder shall be terminated. Landlord may re-enter the Premises using such force as may be reasonably necessary, and repossess itself thereof, as of its former estate, and remove all persons and property from the Premises. Notwithstanding any such re-entry, the liability of Tenant for the full Rent, Additional Rent and other payments provided for herein shall not be extinguished for the balance of this Lease, and Tenant shall make good to Landlord any deficiency arising from such re-letting of the Premises, plus the costs and expenses of renovating, altering and reletting the Premises, and including attorney's and/or broker's fees incident to Landlord's re-entry or reletting. Tenant shall pay any such deficiency each month as the amount thereof is ascertained by Landlord or, at Landlord's option, Landlord may recover, in addition to any other sums, the amount at the time of judgment the balance of the term after judgment exceeds the amount thereof which Tenant proves could be reasonably avoided, discounted at the rate of seven percent (7%). In reletting the Premises, Landlord may grant Rent concessions and Tenant shall not be credited therefore. Nothing herein shall be deemed to affect the right of Landlord to recover for indemnification under Section 16 herein arising prior to the termination of this Lease. In addition to the remedies for Tenant default provided herein, Landlord shall have any and all other rights at law or in equity in the event of Tenant's default.

22. QUITE ENJOYMENT: So long as Tenant Is not in default under any of the terms and conditions of this Lease, Tenant may peaceably and quietly have, hold and enjoy the Premises for the term of this Lease.

23. PRIORITY: Upon demand by Landlord or the holder of any first mortgage or deed of trust now existing or that may hereafter be placed upon the Premises or the Park, Tenant will execute the Agreement of Subordination of Mortgage. In the absence of such Agreement, Tenant agrees that this Lease shall be subordinate to any first mortgage or deed of trust now existing or hereafter placed upon the Premises or Park and that any and all advances to be made thereunder, and to interest thereon, and all renewals, replacements or extension thereof. Upon demand by Landlord or any first mortgagee as defined above, Tenant shall execute and deliver subordination and adornment agreements satisfactory in form and substance to such first mortgagee.

24. SURRENDER OF POSSESSION: Upon expiration of the term of this Lease, whether by lapse of time or otherwise, Tenant shall promptly and peacefully surrender the Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable use and wear and tear excepted.

25. REMOVAL OF PROPERTY: Tenant shall remove all of its moveable property and trade fixtures which can be removed without damage to the Premises at the termination of this Lease either by expiration of term or other cause, and shall pay Landlord any damages for injury to the Premises or Park at the termination of this Lease or when Landlord has the right of re-entry, Landlord may, in accordance with the provisions of applicable statutes covering commercial Landlord and Tenant matters, remove and store said property without liability for loss thereof or damage thereto, such storage to be for the amount and at the expense of Tenant. If Tenant shall not pay for a period of thirty (30) days or more, Landlord may, at its option, sell, or permit to be sold, any or all such property at public or private sale, in such manner and at such times and places as Landlord in its sole discretion may deem proper, with ten (10) days notice to Tenant, or as required under applicable statues, and shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorney's fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or thereafter become due Landlord from Tenant under any of the terms hereof, and fourth, the balance if any, to Tenant. Tenant shall remain liable for any differences.

26. NON-WAIVER: Waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition; or of any subsequent breach of the same or any other term, covenant, or condition of this Lease, other than the failure of Tenant to pay particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

27. HOLDOVER: If Tenant shall, with the written consent of Landlord, hold over after the expiration of the term of this Lease, such tenancy shall be deemed a month-to-month tenancy, which tenancy may be terminated as provided by applicable state law. During such tenancy. Tenant agrees to pay Landlord the fair market value for the Premises which shall be reasonably determined by Landlord but in no event less than the amount paid in the last month of the expired term and to be bound by all of the terms, covenants and conditions herein specified, so far as applicable.

28.      CONDEMNATION:

         28.1 Substantial Taking: If twenty percent (20%) or more of the Premises or of such portions of the Park as may be required for the reasonable use of the Premises, are taken by eminent domain, this Lease shall automatically terminate as of the date title vests in the condemnation authority, and all Rents, Additional Rents, and other payment shall be paid to that date.

         28.2 Partial Taking: In case of a taking of less than twenty percent (20%) of the Premises, or a portion of the Park not required for the reasonable use of the Premises, then this Lease shall continue in full force and effect, and the Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such rent reduction to be effective as of the date title to such portion vests in the condemnation authority.

         28.3 Awards and Damages: Landlord reserves all rights to damages to the Premises for any partial or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or awards, and Tenant shall make no. claim against Landlord or the condemning authority for damages for termination of the leasehold interest or interference with Tenant's business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be out for Tenant's moving expenses, business interruption or taking of Tenant's personal property (not including Tenant's leasehold interest) and any other award to which Tenant may be entitled, provided that such damages do not reduce the sums otherwise payable by the condemnor to Landlord.

29.      NOTICES:

         29.1 Addresses: All notices under this Lease shall be in writing and deliverable in person or sent by registered or certified mail to Landlord and to Tenant at the addresses provided in
                  Section 1.8 and to the holder of any first mortgage or deed of trust at such place as such holder shall specify to Tenant in writing; or such other addresses as, may from time to time, be designated by any such party in writing. Notices mailed as aforesaid shall be deemed given on the date of such mailing.

         29.2 Additional Notice Required of Tenant: Tenant agrees to give to Mortgagees and/or Trust Deed Holders, by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Lease, or otherwise) of the addresses of such Mortgagees and/or Trust Deed Holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for In this Lease, then the Mortgagees and/or Trust Deed Holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to affect such cure), In which event this Lease shall not be terminated while such remedies are being so diligently pursued.

30. COSTS AND ATTORNEYS FEES: If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, Including any suit by Landlord for the recovery of Rent, Additional Rent or other payments hereunder, or possession of the Premises, the losing party shall pay the prevailing party a reasonable sum for attorneys' fees in such suit, at trial and on appeal, and such attorneys' fees shall be deemed to have accrued on the commencement of such action.

31. LANDLORD'S LIABILITY: Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants. undertakings and agreements or for the purpose of binding Landlord personally or the assets of Landlord except Landlord's interest in the Premises and Park, but are made and intended for the purpose of binding only the Landlord's interest in the Premises and Park, as the same way, from time to time, be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its partners or their respective heirs, legal representatives, successors and assigns on account of the Lease or on account of any covenant, or undertaking or agreement of Landlord contained in this Lease.

32.      WAIVER OF JURY TRIAL:

         TO THE EXTENT PERMITTED BY LAW, IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT THE RESPECTIVE PARTIES HERETO SHALL, AND THEY DO HEREBY, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BETWEEN THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS ON ANY MATTERS ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT'S USE OF, OR OCCUPANCY OF, THE PREMISES. TENANT FURTHER AGREES THAT IT SHALL NOT INTERPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS IN A SUMMARY PROCEEDING OR IN ANY ACTION BASED UPON NON-PAYMENT OF RENT REQUIRED BY TENANT HEREUNDER. THIS WAIVER IS MADE FREELY AND VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EACH OF THE PARTIES HERETO HAS HAD THE BENEFIT OF ADVICE FROM LEGAL COUNSEL ON THIS SUBJECT.

33. ESTOPPEL CERTIFICATES: Tenant shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: the date this Lease was executed and the date it expires; the date Tenant entered into occupancy of the Premises; the amount of minimum monthly rent and the date to which such rent has been paid; and certifying the following: that this Lease is In full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of agreement so affecting this Lease); that this Lease represents the entire agreement between the parties as to this leasing; that all conditions under this Lease to be performed by the Landlord have been satisfied, including but without limitation, all co-tenancy requirements, if any; that all required contributions by landlord to Tenant on account of Tenant's improvements have been received; that on this date there are no existing defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; that no Rent has been paid more than one month in advance; and that no security has been deposited with Landlord (or, is so, the amount thereof). It is intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective Purchaser of Landlord's interest or assignee of any mortgage upon Landlord's Interest in the Park. Failure by Tenant to respond within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided shall constitute an event of default of this lease.

34. TRANSFER OF LANDLORD'S INTEREST: In the event of any transfer or transfers of Landlord's Interest in the Premises or the Park, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, and Tenant agrees to attorn to the transferee.

35. RIGHT TO PERFORM: If Tenant shall fail to pay any sum of money, other than Rent and Additional Rent required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after written notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and -remedies in the event of the non-payment of sums due under this Section as in the case of default by Tenant in the payment of Rent.

36. SUBSTITUTED PREMISES: In the event Premises rented to Tenant are less than 7,000 square feet in area, Landlord reserves the right, at its option and upon giving thirty (30) days written notice in advance to the Tenant, to transfer and remove the Tenant from Premises to any other available rooms and offices of substantially equal size and area and equivalent rental in the Building of which Premises are a part, or other buildings within the Pa Landlord shall bear the expense of said removal including, but not limited to, cost of moving, telephone cable installation, computer cable, and stationery replacement costs, as well as the expense of any renovations or alterations necessary to make the new space substantially conform in layout and appointment with the original Premises. Landlord may exercise the right to so relocate Tenant under this paragraph at any time including but not limited to, the period before Tenant takes possession of Premises. If Landlord moves Tenant to such new space, this Lease and each and all of its terms, covenants and conditions shall remain in full force and effect and be deemed applicable to such new space, and such new space shall thereafter be deemed to be the "Premises". It is agreed that Park shall mean any of those present buildings known as, or future buildings that may be built adjacent to and be known as, Roswell Summit Office Park, Holcomb Bridge Road, Roswell, Georgia.

37.      EXCULPATION OF LANDLORD:

         Landlord's liability with respect to or arising from or in connection with this Lease shall be limited solely to Landlord's interest in the Building. Neither Landlord, any of the partners of Landlord, any officer, director, principal, trustee, policyholder, shareholder nor employee of Landlord shall have any personal liability whatsoever with respect to this Lease.

         Landlord shall have absolutely no personal liability with respect to any provision of this Lease or any obligation or liability arising from this Lease or in connection with this Lease. Tenant shall look solely to the equity of the Landlord in the Building for the satisfaction of any money judgment to Tenant. Such exculpation of liability shall be absolute and without exception whatsoever.

38.      HAZARDOUS WASTE:

         Neither Tenant, its successors or assigns, nor any permitted assignee or sublessee, licensee or other person or entity acting by or through Tenant, shall (either with or without negligence) cause or permit the escape, disposal or release of any "Hazardous Substances, or Materials" (as hereunder defined). Tenant shall not allow the storage or use of such Hazardous Substances or Materials In any manner not sanctioned by law and by the highest standards prevailing in the industry for the storage and use of such Hazardous Substances or Materials, nor allow to be brought into the Building or the Premises any such Hazardous Substances or Materials except to use in the ordinary course of Tenant's business, relative to office copiers and then only if such Hazardous Substances or Materials are not prohibited by (and are only in amounts permitted by) law, after notice is given to Landlord of the identity of such Hazardous Substances or Materials. Without limitation, Hazardous Substances or Materials shall include any biologically or chemically active substance and any waste, substance or material described in Section 101 (14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended from time to time, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Substances or Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Substances or Materials on the Premises. Tenant indemnifies and covenants and agrees at its sole cost and expense, to protect and save Landlord harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, or expenses of any kind or of any nature whatsoever (including without limitation, reasonable attorney's fees and expert's fees) which may at any time be imposed upon, incurred by or asserted or awarded against Landlord arising from or out of any Hazardous Substances or Materials on, in, under or affecting the Premises, the Building or the Property or any part thereof as a result of any act or omission by Tenant, its successors or assigns, or any permitted assignee, permitted sublessee or licensee or other person or entity acting at the direction with the consent of Tenant. The within covenants shall survive the expiration or earlier termination of the Lease Term.

39.      ADA

         Tenant shall be responsible for compliance with Title III of the American with Disabilities Act of 1990 ("ADA") within the Premises and Landlord shall be responsible for compliance with Title III of the ADA relative to the Common Areas within the remainder of the Building.

40.      GENERAL:

40.1 Headings: The title to sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. This Lease shall be construed and governed by the laws of the State of Georgia.

40.2 Heirs and Assigns: All of the covenants, agreements, terms and conditions contained in this Lease shall inure to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

40.3 No Brokers: Tenant represents and warrants to Landlord that it has not engaged any broker, finder, or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Lease other than C.B. Commercial Real Estate Group, Inc. and shall indemnify and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any other broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant. The provisions of this Section 40.3 shall not apply to brokers with whom Landlord has an express written brokerage agreement.

40.4 Entire Agreement: This Lease contains all covenants and agreements between Landlord and Tenant relating In any manner to the Rent, use and occupancy of the Premises and Tenant's use of the Park and other matter set forth in this Lease. No prior agreements or understanding pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

40.5 Severability: If any clause or provision of this Lease Is or becomes illegal, invalid, or unenforceable because of present of future laws or any rule or regulation of any governmental body or entity, effective during its term, the intention of the Lease shall not be affected thereby, unless such invalidly is, in the sole determination of Landlord, essential to the rights of both parties, in which event Landlord has the right to terminate this Lease on written notice to Tenant.

40.6 Late Charges: Tenant hereby acknowledges that late payment to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sum due from Tenant is not received by Landlord or Landlord's designated agent within ten (10) days after its due date, then Tenant shall pay to Landlord a late charge equal to the maximum amount permitted by law ( and in the absence of any governing law, such overdue amount shall bear interest at two (2) points over the prevailing Prim ' e Rate as quoted by The Wall Street Journal percent change as of the first day of the month in which said Rent becomes past due), plus reasonable attorney's fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charge when due hereunder. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant's late payment. Landlord's acceptance of such late charges shall not constitute a waiver of default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted hereunder.

40.7 Force Majeure: Time periods for Landlord's or Tenant's performance under any provisions of this Lease shall be extended for periods of time during which the non-performing party's performance is prevented due to circumstances beyond the party's control, including without limitation, strikes, embargoes, governmental regulations, acts of God, war or other strife.

40.8 Homestead and Attorney's Fees: Tenant hereby waives and renounces for itself any and all homestead or exemption rights which it may have under or by virtue of the Constitution and Laws of the United States and the State of Georgia, and any other state as against any debt Tenant may owe Landlord under this Lease, and Tenant hereby transfers, conveys and assigns to Landlord all homestead or exemption rights which may be allowed or set apart to Tenant including such as may be set apart in bankruptcy proceedings, to pay any debt Tenant may owe Landlord hereunder.

40.9 No Waiver: No failure or delay of Landlord to exercise any right or power given it herein or to insist upon strict compliance by Tenant with any obligation imposed on it herein, and no custom or practice or either party hereto at variance with any term hereof shall constitute a waiver or a modification of the terms hereof by Landlord of any right it has herein to demand strict compliance with the terms hereof by Tenant. No officer, agent, or employee of Landlord has or shall have any authority to waive any provisions of this Lease unless such waiver is expressly made in writing and signed by an authorized officer of Landlord.

40.10    Time of Essence: Time is of the essence of this Lease.

40.11 No Estate in Land: This Lease shall create the relationship of Landlord and Tenant between Landlord and Tenant; no estate shall pass out of Landlord and Tenant has only a usufruct which is not subject to levy and sale.

40.12 Construction: This Lease shall be construed under the laws of the State of Georgia.

40.13 No Access to Roof: Tenant shall have no right of access to the roof of the Premises or the Building and shall not install, repair or replace any aerial, fan, air-conditioner or other device on the roof of the Premises of the Building without the prior written consent of Landlord. Any aerial, fan, air-conditioner or other device installed without such written consent shall be subject to removal, at Tenant's expense, without notice, at any time.

40.14 Parking: Tenant shall have the right to occupy on a nonassigned, nonexclusive basis, and without charge, four (4) parking spaces in the parking lot adjacent to the Building for each 1,000 square feet of the Premises. Tenant agrees to abide by such reasonable rules and regulations for parking use as Landlord may from time to time impose.

40.15 Tenant Improvement Allowance: Landlord shall construct the Premises from slab floor to finished and installed ceiling grid, using building standard materials in accordance with construction drawings which shall be prepared based upon the floor plan set forth in Exhibit A and which shall be approved by Tenant, whose approval shall not be unreasonably withheld. No construction of improvements will commence until the final construction drawings have been approved and initialed by the Tenant. Once construction of the improvements has commenced, any subsequent modifications to the construction drawing shall be made at Tenant's expense.

40.16 Defective Condition. Tenant agrees to use reasonable efforts to report in writing to Landlord any defective condition in or about the Premises known to Tenant, and further agrees to attempt to contact Landlord by telephone immediately in such instance.

IN WITNESS WHEREOF, the Lease has been executed the day and year first above set forth.


LANDLORD:         THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK

                              By:
                                       -----------------------------------------
                                       Real Estate Vice President

                              Date:
                                       -----------------------------------------


TENANT:                       DOWELANCO

                              By:
                                       -----------------------------------------

                              Date:
                                       -----------------------------------------


                              SOCIAL SECURITY and/or FEDERAL I.D. NUMBER


                              --------------------------------------------------

                              --------------------------------------------------
                              Notary Public


JDD1047                       State of Indiana:
                                                     SS:
                              County of Marion:

                              Before me the undersigned, a Notary Public for Johnson County, State of Indiana, personally appeared Douglas C. Vawter and acknowledged the execution of this instrument this ________ day of ________________, 1993.

EXHIBIT A         FLOOR PLAN #1

EXHIBIT A         ELECTRICAL PLAN

EXHIBIT A         FLOOR PLAN #2

                                   EXHIBIT "B"

                              SPECIAL STIPULATIONS



41.      RENEWAL OF LEASE:

         Provided this Lease is then if full force and effect and Tenant is in full compliance with the terms and conditions of this Lease, Landlord hereby grants to Tenant an option to renew this Lease for one period of five (5) years, at a rental rate equal to the rental rate then being offered by Landlord to tenants desiring to lease comparable space in the Building or in other buildings comparable to the Building, with comparable amenities and services and comparable parking rights and privileges, and with consideration of a refurbishment allowance of Five and no/100 Dollars ($5.00) per rentable square foot, as such rate is established by Landlord in its reasonable judgment. Tenant shall notify Landlord no more than twelve (12) months and no less than ten (10) months prior to the end of the Term if Tenant desires to renew this Lease under the terms of this Paragraph. If Tenant does give such notice, Landlord shall indicate to Tenant at least nine (9) months prior to the end of the Term the rental rate which shall be in effect for the Term as extended, on the basis as above described. Tenant shall have thirty (30) days from the date Landlord makes such offer to either accept or reject such offer. If Tenant rejects such offer or fails to respond within such thirty (30) day period, then this Lease shall terminate as of the end of the Term as established herein. If Tenant accepts such offer, then the Term shall be extended by said five (5) year period, upon the same terms and conditions as contained in this Lease, and the rent for such period shall be the rent as offered by Landlord and accepted by Tenant pursuant to the terms and conditions of this Paragraph.


42.      TERMINATION OF LEASE:

         Provided this Lease is then in full force and effect and Tenant is in full compliance with the terms and conditions of this Lease, Landlord hereby grants to Tenant an option to terminate this Lease at the end of the thirty-sixth (36th) month of the term. For purposes of this Section 42, the thirty-sixth (36th) month of the term shall be November, 1996. If Tenant elects to terminate this Lease at the end of the thirty-sixth
         (36th) month of the term, Tenant shall provide Landlord with irrevocable written notice of its Intent to terminate no later than the end of the thirtieth (30th) month of the term. In consideration of Landlord permitting an early termination of this Lease, Tenant agrees to pay Landlord a termination fee (the "Termination Fee") which will be in an amount equal to the unamortized tenant improvement costs and brokerage commissions and six (6) months rent (escalated Base Rent and Additional Rent) which Termination Fee must be delivered simultaneously with delivery of Tenant's irrevocable written notice of early termination.